            Consent of Independent Registered Public Accounting Firm

We  consent  to the  reference  to  our  firm  under  the  caption  "Independent
Registered  Public  Accounting  Firm" and to the  inclusion  of our report dated
January 6, 2006 in the Statement of Additional  Information of the  Registration
Statement  (Form N-2) of Tortoise North American Energy  Corporation  filed with the Securities  and Exchange  Commission in this  Pre-Effective  Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-130871) and Amendment No.
9 under the Investment Company Act of 1940 (Registration No. 811-21700).

                                                      /s/ Ernst & Young LLP

Kansas City, Missouri
March 27, 2006